UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2011

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Resignation of Director

Effective January 10, 2011, David DiGiacinto has resigned as a director of Vyteris, Inc. (the “Company”) to pursue other business interests.  Mr. DiGiacinto did not submit a written resignation and did not give any reason for resignation other than the foregoing.

In connection with his resignation, options to purchase Company common stock shall be subject to the following dispositions:

1.	Options to purchase 339,434 shares of common stock, which have already vested, shall retain their original expiration date of 10 years from their original issuance dates.

2.	Options to purchase 285,820 shares of common stock, which have not yet vested, shall immediately vest and shall retain their original expiration date of 10 years from their original issuance dates.

Additionally, Mr. DiGiacinto is owed $6,000 in directors’ fees for service as a director during 2010 which shall be paid simultaneously with the payment of 2010 directors’ fees to the continuing directors on the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer

Dated: January 13, 2011